Exhibit 99.2

 [Wilson Sonsini Goodrich & Rosati, Professional Corporation Letterhead]

December 5, 2008

Hewlett-Packard Company

3000 Hanover Street

Palo Alto, CA  94304

Re: Hewlett-Packard Company—Registration of $2,000,000,000 of its 6.125% Global Notes due March 1, 2014

Ladies and Gentlemen:

We have acted as special counsel to Hewlett-Packard Company, a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on May 22, 2006 of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), that is automatically effective under the Securities Act pursuant to Rule 462(e) promulgated thereunder.  The Registration Statement relates to, among other things, the proposed issuance and sale, from time to time, by the Company of Debt Securities issuable pursuant to an Indenture dated as of June 1, 2000 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A., who was the successor to J.P. Morgan Trust Company, National Association, who was the successor to Chase Manhattan Bank and Trust Company, National Association), as trustee (the “Trustee”), with an indeterminate aggregate principal amount as may at various times be issued at indeterminate prices in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.  Pursuant to the prospectus and prospectus supplement, which comprise part of the Registration Statement, the Company may offer and sell the Debt Securities from time to time or on a continuous basis.

Pursuant to the Registration Statement, the Company has registered under the Securities Act $2,000,000,000 of 6.125% Global Notes due March 1, 2014 issued on December 5, 2008 in the form set forth on Exhibit 4.1 to the Company’s Form 8-K, such Form 8-K to be dated on or about December 8, 2008 (the “Global Notes”).  The Notes have been issued pursuant to the Indenture. The Notes are to be sold pursuant to that certain Underwriting Agreement, dated as of December 2, 2008 (the “Underwriting Agreement”), among the Company, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as Representatives for the Underwriters listed on Schedule II thereto (collectively, the “Underwriters”).

We have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the base prospectus, dated May 22, 2006, together with the documents incorporated by reference therein, filed with the Registration Statement relating to the Offering of the Global Notes (the “Base Prospectus”); the related preliminary prospectus supplement, dated December 2, 2008, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Global Notes; the final prospectus supplement, dated December 2, 2008, in the form filed with Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Global Notes (the “Prospectus Supplement”); the Indenture and

the Global Notes.  In addition, we have examined such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the Global Notes have been duly authorized and validly executed and delivered by the Company and the Trustee; and (iv) the legal capacity of all natural persons.  As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We are opining herein as to the effect of the subject transaction only with respect to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Our opinion is qualified as to:

(a)                                  limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)                                 rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

(c)                                  general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such enforceability is considered in a proceeding in equity or at law.

Based on such examination, we are of the opinion that the Global Notes are legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In addition, we consent to the reliance by Paul T. Porrini, Vice President, Deputy General Counsel and Assistant Secretary of the Company, on this letter for the purposes of rendering his legal opinion filed as Exhibit 99.1 to the Company’s Form 8-K, such Form 8-K to be dated on or about December 8, 2008 as to the matters covered thereby.  In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati